                                                                     Exhibit 5.1

              [LETTERHEAD OF NEXSEN PRUET JACOBS & POLLARD, LLP]

                                 April 7, 1998


ScanSource, Inc.
6 Logue Court, Suite G
Greenville, South Carolina 29615

     RE:  Registration Statement on Form S-8

Gentlemen:

     This opinion is being furnished to you in connection with your filing with the Securities and Exchange Commission of an amendment to a Registration Statement on Form S-8 (the ARegistration Statement@) relating to the ScanSource, Inc. 1993 Incentive Stock Option Plan (the APlan@) and the sale of common stock, no par value per share (the ACommon Stock@), of ScanSource, Inc. (the ACompany@) pursuant to the exercise of options granted under the Plan and exercised in accordance with the provisions of the Plan. In this connection, we have familiarized ourselves with the Articles of Incorporation and the Bylaws of the Company, and have examined the originals, or copies certified or otherwise identified to our satisfaction, of corporate records, including minute books, of the Company. We have also examined the Registration Statement, together with the exhibits thereto, and such other certificates of officers, documents, and records as we have deemed necessary for the purpose of expressing the opinion contained herein.

     On the basis of, and in reliance upon, the foregoing, and subject to the assumptions and qualifications set forth herein, we are of the opinion that the shares of Common Stock to be issued pursuant to the provisions of the Plan have been duly authorized, and when (a) the amendment to the Registration Statement has become effective under the Securities Act of 1933, as amended, and the pertinent provisions of any state securities laws, as may be applicable, have been complied with and (b) the shares of Common Stock are issued in accordance with the terms of the Plan as set forth in the Registration Statement, the shares of Common Stock so issued will be validly issued, fully paid, and nonassessable.

     The opinion expressed herein is based upon applicable laws, statutes, ordinances, rules and regulations as existed on this date and we express no opinion as to the effect which any future amendments, changes, additions or modifications thereof may have on the opinion expressed herein. We assume no obligation to update or supplement our opinion to reflect any facts or circumstances which may hereafter come to our attention, or changes in law which may hereafter occur. This opinion is provided to you as a legal opinion only, and not as a guaranty or warranty of the matters discussed herein or of any transaction or obligation. We are furnishing this opinion for the sole and exclusive benefit of the addressee.

ScanSource, Inc.
April 7, 1998
Page 2

----------------------------------

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement with respect the Plan. By giving such consent, we do not admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder.

                                        Very truly yours,

                                        NEXSEN PRUET JACOBS & POLLARD, LLP


                                        By:   /s/ William S. McMaster
                                           ----------------------------
                                                  William S. McMaster